EXHIBIT 21.1


                        SUBSIDIARIES OF GREATBATCH, INC.

Subsidiary                                                    Incorporated
----------                                                    ------------

WGL Intermediate Holdings, Inc.                               Delaware
(direct subsidiary of Greatbatch, Inc.)

Greatbatch Ltd.                                               New York
(direct subsidiary of WGL Intermediate Holdings, Inc.)

Greatbatch LLC                                                Delaware
(direct subsidiary of Greatbatch Ltd.)

Greatbatch Technologias de Mexico, S. de C.V.                 Mexico
(owned 99% by Greatbatch LLC & 1% by WGL Intermediate
Holdings, Inc.)

Greatbatch-Hittman, Inc.                                      Delaware
(direct subsidiary of Greatbatch Ltd.)

Greatbatch-Sierra, Inc.                                       Delaware
(direct subsidiary of Greatbatch-Hittman, Inc.)

Battery Engineering, Inc.                                     Massachusetts
(direct subsidiary of Greatbatch Ltd.)

Greatbatch-Globe Tool, Inc.                                   Minnesota
(direct subsidiary of Greatbatch Ltd.)

Greatbatch Technologies Advanced Research Laboratories, Inc. Delaware (direct subsidiary of Greatbatch Ltd.)